UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2018

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01  Entry into a Material Definitive Agreement.

On May 7, 2018, Heat Biologics, Inc. (the “Company”) closed its previously announced firm commitment underwritten public offering (the “Offering”) in which, pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into between the Company and A.G.P./Alliance Global Partners (A.G.P.), as representative of the underwriters, dated May 2, 2018, the Company issued and sold (i) 4,875,000 shares of common stock (inclusive of 1,875,000 shares of common stock subject to the over-allotment option, which was exercised in full) together with a number of common warrants to purchase 2,437,500 shares of its common stock (inclusive of warrants to purchase 937,500 shares of common stock subject to the over-allotment option, which was exercised in full), and (ii) 9,500,000 pre-funded warrants, with each pre-funded warrant exercisable for one share of common stock, together with a number of common warrants to purchase 4,750,000 shares of our common stock. The public offering price was $1.44 per share of common stock, $1.43 per pre-funded warrant and $0.01 per common warrant, and the gross proceeds received by the Company at the closing of the Offering on May 7, 2018 pursuant to such sales were approximately $20.7 million, prior to deducting underwriting discounts and commissions and other estimated offering expenses.

The common warrants will be immediately exercisable at a price of $1.584 per share of common stock, subject to adjustment in certain circumstances, and will expire on May 7, 2023 (five years from the date of issuance). The Company has the option to “call” the exercise of any or all of the common warrants, from time to time after any 10-consecutive trading day period during which the daily VWAP of the common stock is not less than 300% of the exercise price for the common warrants in effect for such 10-consecutive trading day period. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share. The common warrants also provide that in the event of a fundamental transaction the Company is required to cause any successor entity to assume its obligations under the common warrants. In addition, the holder of the common warrant will be entitled to receive upon exercise of the common warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the common warrant immediately prior to such fundamental transaction.

Each purchaser whose purchase of shares of common stock in the offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding common stock immediately following the consummation of this offering, was offered the opportunity to purchase pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of the Company’s common stock. The exercise price of each pre-funded warrant will be $0.01 per share. Each pre-funded warrant will be exercisable upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants also provide that in the event of a fundamental transaction the Company is required to cause any successor entity to assume our obligations under the pre-funded warrants. In addition, the holder of the pre-funded warrant will be entitled to receive upon exercise of the pre-funded warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the pre-funded warrant immediately prior to such fundamental transaction. On May 2, 2018, the Company entered into a warrant agency agreement with Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agency Agreement”) with respect to the common warrants.

The foregoing descriptions of the Underwriting Agreement, the Warrant Agency Agreement, the common warrant and the pre-funded warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the common warrant, the Warrant Agency Agreement and the pre-funded warrant, copies of which are included as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3 respectively, and incorporated by reference herein.

Item 8.01  Other Information.

On May 3, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 7, 2018, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and between Heat Biologics, Inc. and A.G.P./Alliance Global Partners (A.G.P.), as representative of the underwriters, dated May 2, 2018
4.1	Warrant Agency Agreement by and between Heat Biologics, Inc. and Continental Stock Transfer & Trust Company, as warrant agent, dated May 2, 2018
4.2	Common Warrant
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-1 (File No. 333-224039), Amendment No. 1, filed with the SEC on May 2, 2018)
99.1	Press Release of Heat Biologics, Inc. dated May 3, 2018
99.2	Press Release of Heat Biologics, Inc. dated May 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2018	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and between Heat Biologics, Inc. and A.G.P./Alliance Global Partners (A.G.P.), as representative of the underwriters, dated May 2, 2018
4.1	Warrant Agency Agreement by and between Heat Biologics, Inc. and Continental Stock Transfer & Trust Company, as warrant agent, dated May 2, 2018
4.2	Common Warrant
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-1 (File No. 333-224039), Amendment No. 1, filed with the SEC on May 2, 2018)
99.1	Press Release of Heat Biologics, Inc. dated May 3, 2018
99.2	Press Release of Heat Biologics, Inc. dated May 7, 2018